Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS RESULTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

Denver, Colorado – March 13, 2023 – Gold Resource Corporation (NYSE American: GORO) (the “Company”) is pleased to announce its full-year operational results from its Don David Gold Mine (“DDGM”) near Oaxaca, Mexico, and a corporate update on its other activities.

2023 Highlights include:

●	Produced and sold 18,534 ounces of gold and 1,036,229 ounces of silver
●	Produced and sold 10,954 tonnes of zinc, 904 tonnes of copper, and 3,681 tonnes of lead
●	Total cash cost after co-product credits for the full year was $1,250 per gold equivalent ounce
●	Cash balance of $6.3 million with no debt and working capital of $15.2 million at December 31, 2023
●	Completed Back Forty Optimization Study that indicates an After-Tax of $214 million NPV6% with a 25.7% IRR and a 2.5 year payback

“Our operational results for the final quarter of 2023 were in line with our mine plan and guidance even though our financial results were lower than planned,” stated Allen Palmiere, President and CEO for the Company. “Factors that are out of our control affected our bottom line, including a strengthened Mexican Peso to the US dollar, increased local power costs, and lower metal prices for our co-product metals of copper, lead, and zinc. We continue to be committed to the identification and implementation of opportunities that will reduce costs and increase efficiencies to offset these factors as we move forward. Our exploration drilling program at DDGM yielded encouraging drill results from our underground exploration program and will continue with the goal of increasing the average grade of our 2024 mine plan and life of mine resources. We also completed the optimization work for the Back Forty project and filed an inaugural S-K 1300 that resulted in an improved project valuation and increased economic returns, while reducing environment impacts.”

Corporate and Financial:

●	The Company closed the year with a $6.3 million cash balance as at December 31, 2023. The decrease of $17.4 million from December 31, 2022 is attributable to a cash outflow of $12.5 million for capital investments and a cash outflow of $5.2 million from operating activities for 2023, which included $7.8 million of income tax payments for the tax years 2022 and 2023, exploration investment of $4.2 million at the DDGM, and $1.6 million in spending on the Back Forty Project optimization work, offset by a $0.2 million increase in the value of cash due to the strengthening of the peso.
●	Working capital at December 31, 2023, was $15.2 million, a 29% decrease from the December 31, 2022, working capital of $21.4 million. The decrease is primarily driven by the decline in cash balance discussed above.
●	DDGM total cash costs (after co-product credits) and total all-in sustaining cost per gold equivalent (“AuEq”)[1] ounce sold were $1,250 and $1,630, respectively. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures below for a reconciliation of non-GAAP measures to applicable GAAP measures.

1 Gold equivalent is determined by taking gold ounces produced and sold, plus silver ounces produced and sold, converted to gold equivalent ounces using the gold to silver average realized price ratio for the period.

●	The Company’s At-The-Market Offering Agreement with H.C. Wainwright & Co., LLC (the “Agent”), which was entered into in November 2019 (the “ATM Agreement”), pursuant to which the Agent agreed to act as the Company’s sales agent with respect to the offer and sale from time to time of the Company’s common stock having an aggregate gross sales price of up to $75.0 million, was renewed in June 2023.
●	On February 13, 2023, the Company announced the suspension of future quarterly dividends to protect the balance sheet and to focus capital resources on exploration and resource and reserve development.
●	In November 2023, the Company’s Board of Directors decided to initiate a formal review process, with the assistance of outside financial and legal advisors, to evaluate strategic alternatives for the Company. The comprehensive process, which is ongoing, is evaluating a broad range of options to maximize shareholder value, including a potential sale or merger of the Company.

Don David Gold Mine:

●	The Don David Gold Mine (“DDGM”) safety program aims to bolster the overall health and safety culture of our employees.
●	In 2023, two incidents resulting in lost time were recorded. Despite their low potential for harm, comprehensive investigations were conducted, and requisite measures were implemented accordingly.
●	The full year lost time injury frequency rate per million hours was 0.96, which is substantially below the 3.95 Camimex (Mexican Chamber of Mines) benchmark.[2]
●	DDGM received the Mexican Empresa Socialmente Responsable (“ESR”) award in 2023 for the ninth consecutive year.
●	The Don David Gold Mine produced and sold a total of 31,085 gold equivalent ounces, comprising of 18,534 gold ounces and 1,036,229 silver ounces, sold at an average price per ounce of $1,955 and $23.68, respectively.
●	During the year, our exploration program was executed as planned, maintaining a dual focus on both infill and expansion drilling, with encouraging results from targets in the Switchback, Arista, and Three Sisters vein systems. The 2023 expansion (step-out) drilling program proved highly successful, culminating in the discovery of the Gloria vein system, located immediately north of the Three Sisters system, as well as successfully testing the projected northern extensions of the Splay 31 and Marena North veins of the Arista system.
●	The Company purchased over two thousand tonnes of tailings material for $0.3 million from a third-party artisanal mining operation as a collaborative initiative with the local community at the end of 2022. Some of this material was processed in early 2023 to ensure the proper environmental treatment and storage of the material.
●	During the fourth quarter of 2023, negotiations were successfully undertaken to decrease the royalty fee from 5% to 3% for the mining claims at La Tehuana, El Aguila, and Mina El Aire.

Back Forty Project:

●	Optimization work related to the metallurgy and the economic model for the Back Forty Project in Michigan, USA was completed, and the Company filed the Back Forty Project Technical Report Summary, which was prepared in accordance with subpart 1300 of Regulation S-K (“S-K 1300”), as Exhibit 96.1 to the Form 8-K filed on October 26, 2023 (the “Back Forty Project Technical Report Summary”). Results of the work indicate a more robust economic project with no planned impacts to wetlands that is more protective of the environment, which should facilitate a successful mine permitting process.

2 Further information regarding the Mexican Chamber of Mines benchmark can be found at https://camimex.org.mx/sostenibilidad2023/indicadores.html. Information contained therein is not a part of this report and is not incorporated by reference herein.

Full Year 2023 Financial Results

Financial Measures (Unaudited) ($’s in millions)
Cash balance at December 31, 2023	$6.3
For the Year Ended December 31, 2023
Cash used in operating activities	$(5.2)
Net loss	$(16.0)
Net sales	$97.7
Production costs	$76.1
Depreciation, amortization, & reclamation	$26.1
Mining gross loss	$(5.3)
EBITDA	$4.4

2023 Capital and Exploration Investment Summary

		For the nine months ended September 30, 2023	2023 full year guidance
		(in thousands)
Sustaining Investments:
Underground Development	Capital	$4,386
Infill Drilling	Capitalized Exploration	4,096
Other Sustaining Capital	Capital	1,420
Surface and Underground Exploration Development & Other	Capitalized Exploration	1,139
Subtotal of Sustaining Investments:		11,041	$9 - 11 million
Growth Investments:
DDGM growth:
Surface Exploration / Other	Exploration	2,240
Underground Exploration Drilling	Exploration	1,927
Underground Exploration Development	Capitalized Exploration	357
Back Forty growth:
Back Forty Project Optimization & Permitting	Exploration	1,642
Subtotal of Growth Investments:		6,166	$6 - 7 million
Total Capital and Exploration:		$17,207	$15 - 18 million

Trending Highlights

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Operating Data
Total tonnes milled	136,844	129,099	110,682	116,616	117,781	113,510	116,626	111,254
Average Grade					-
Gold (g/t)	3.00	2.63	1.98	2.51	2.33	1.59	1.52	1.44
Silver (g/t)	81	64	80	109	94	86	73	85
Copper (%)	0.41	0.32	0.37	0.45	0.37	0.37	0.32	0.39
Lead (%)	1.97	1.99	1.59	1.58	1.73	1.64	1.29	1.39
Zinc (%)	4.89	4.00	4.21	4.27	3.88	3.72	3.24	2.95
Metal production (before payable metal deductions)
Gold (ozs.)	11,187	9,317	5,851	7,767	7,171	4,637	4,443	4,077
Silver (ozs.)	332,292	249,088	261,256	370,768	322,676	289,816	247,159	282,487
Copper (tonnes)	431	303	296	406	336	334	276	341
Lead (tonnes)	2,073	2,020	1,249	1,323	1,559	1,389	1,048	1,072
Zinc (tonnes)	5,562	4,282	3,901	4,198	3,837	3,569	3,223	2,884
Metal produced and sold
Gold (ozs.)	8,381	8,746	5,478	7,514	6,508	4,287	3,982	3,757
Silver (ozs.)	265,407	231,622	225,012	335,168	294,815	274,257	208,905	258,252
Copper (tonnes)	408	286	282	372	332	327	245	327
Lead (tonnes)	1,639	1,755	1,056	941	1,417	1,317	947	820
Zinc (tonnes)	4,359	3,590	2,943	3,265	3,060	3,141	2,571	2,182
Average metal prices realized
Gold ($ per oz.)	$ 1,898	$ 1,874	$ 1,627	$ 1,734	$ 1,915	$ 2,010	$ 1,934	$1,985
Silver ($ per oz.)	$ 23.94	$ 22.05	$ 18.54	$ 21.25	$ 23.04	$ 24.93	$ 23.61	$23.14
Copper ($ per tonne)	$ 10,144	$ 9,275	$ 7,115	$ 8,221	$ 9,172	$ 8,397	$ 8,185	$8,205
Lead ($ per tonne)	$ 2,347	$ 2,168	$ 1,882	$ 1,954	$ 2,158	$ 2,153	$ 2,196	$2,122
Zinc ($ per tonne)	$ 3,842	$ 4,338	$ 3,186	$ 2,577	$ 3,195	$ 2,485	$ 2,195	$2,516
Gold equivalent ounces sold
Gold Ounces	8,381	8,746	5,478	7,514	6,508	4,287	3,982	3,757
Gold Equivalent Ounces from Silver	3,348	2,729	2,564	4,107	3,547	3,402	2,550	3,011
Total AuEq oz	11,729	11,475	8,042	11,621	10,055	7,689	6,532	6,768
Financial Data
Total sales, net (in thousands)	$ 45,417	$ 37,064	$ 23,869	$ 32,374	$ 31,228	$ 24,807	$ 20,552	$21,141
Production Costs (in thousands)	$ 20,074	$ 21,722	$ 19,380	$ 19,773	$ 19,850	$ 20,302	$ 18,957	$17,034
Production Costs/Tonnes Milled	$ 147	$ 168	$ 175	$ 170	$ 169	$ 179	$ 163	$153
Operating Cash Flows (in thousands)	$ 4,230	$ 7,976	($ 4,292)	$ 6,243	$ 1,024	($ 551)	($ 7,475)	$1,783
Net income (loss) (in thousands)	$ 4,019	$ 2,673	($ 9,730)	($ 3,283)	($ 1,035)	($ 4,584)	($ 7,341)	$(3,057)
Earnings (loss) per share - basic	$ 0.05	$0.03	($ 0.11)	($ 0.04)	($ 0.01)	($ 0.05)	($ 0.08)	$(0.03)

Trending Highlights of Non-GAAP Measures

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

	(in thousands, except per oz)
Gold equivalent ounces sold (oz)	11,729	11,475	8,042	11,621	10,055	7,689	6,532	6,768
Total production costs	$ 20,074	$ 21,722	$ 19,380	$ 19,773	$ 19,850	$ 20,302	$ 18,957	$ 17,034
Treatment and refining charges	2,748	3,137	2,860	3,327	3,184	3,328	2,788	2,330
Co-product credits (1)	(24,732)	(22,027)	(13,369)	(13,314)	(15,881)	(13,384)	(9,733)	(9,908)
Total cash cost after co-product credits	($ 1,910)	$ 2,832	$ 8,871	$ 9,786	$ 7,153	$ 10,246	$ 12,012	$ 9,456
Total cash cost after co-product credits per AuEq oz sold	($ 163)	$ 247	$ 1,103	$ 842	$ 711	$ 1,333	$ 1,839	$ 1,397
Sustaining - capitalized expenditure	$ 4,596	$ 4,028	$ 3,605	$ 4,110	$ 2,588	$ 2,187	$ 3,489	$ 1,638
Sustaining - Exploration Expenditure	-	-	-	-	548	531	52	8
Reclamation and remediation (2)	62	61	58	620	195	200	216	163
Subtotal of DDGM sustaining costs	$ 4,658	$ 4,089	$ 3,663	$ 4,730	$ 3,331	$ 2,918	$ 3,757	$ 1,809
DDGM all-in sustaining cost after co-product credits per AuEq oz sold	$ 234	$ 603	$ 1,559	$ 1,249	$ 1,043	$ 1,712	$ 2,414	$ 1,664
Sustaining - general and administrative, including stock-based compensation expenses	$ 2,673	$ 2,313	$ 2,249	$ 2,768	$ 1,790	$ 2,137	$ 1,662	$ 1,675
Consolidated all-in sustaining cost after co-product credits	$ 5,421	$ 9,234	$ 14,783	$ 17,284	$ 12,274	$ 15,301	$ 17,431	$ 12,940
Total consolidated all-in sustaining cost after co-product credits per AuEq oz sold	$ 462	$ 805	$ 1,838	$ 1,487	$ 1,221	$ 1,990	$ 2,669	$ 1,912
Non-sustaining cost- capital expenditure	$ 1,353	$ 541	$ -	$ -	$ -	$ 147	$ 209	$ 1
Non-sustaining cost- exploration expenditure	2,305	2,837	4,973	2,934	1,839	1,440	1,960	570
Subtotal of non-sustaining costs	$ 3,658	$ 3,378	$ 4,973	$ 2,934	$ 1,839	$ 1,587	$ 2,169	$ 571
Total all-in cost after co-product credits	$ 9,079	$ 12,612	$ 19,756	$ 20,218	$ 14,113	$ 16,888	$ 19,600	$ 13,511
Total all-in cost after co-product credits per AuEq oz sold	$ 774	$ 1,099	$ 2,457	$ 1,740	$ 1,404	$ 2,196	$ 3,001	$ 1,996

(1)	Refer to Realized/Unrealized Derivatives for copper, zinc, and lead in the Annual and Quarterly Reports, Item 8— Financial Statements and Supplementary Data: Fair Value Measurement and Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited): Fair Value Measurement. Note that Co-product credits for the prior year (2022) comparable numbers were adjusted to include realized embedded derivatives only for co-products (which better represents the cash cost after co-product credits because it now excludes unrealized gains or losses) and align with the current year presentation.
(2)	Refer to Reclamation and remediation in the Annual and Quarterly Reports, Item 8— Financial Statements and Supplementary Data: Reclamation and Remediation and Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited): Reclamation and Remediation. Note that the prior year’s (2022) comparable numbers were adjusted to include Reclamation and remediation (which better represents the all-in sustaining cost after co-product credits because Reclamation and remediation are part of normal operating activities) and to align with the current year’s presentation.

2024 Guidance

The Company’s focus continues to be on unlocking the value of the Don David Gold Mine, existing infrastructure, and large property position in Oaxaca, Mexico and therefore we plan to make significant investments for infrastructure and exploration in 2024.

Measure	2024 Guidance
Metals Produced & Sold	13,000 to 15,000 Gold Ounces 1,250,000 to 1,400,000 Silver Ounces 29,500 to 31,500 Gold Equivalent Ounces
Cash Cost after Co-product Credits per AuEq ounces (1) (2)	$1,100 to $1,300
All-in-Sustaining Cost after Co-Product Credits per AuEq ounce (1)	$1,450 to $1,650 (DDGM) $1,600 to $1,800 (Consolidated)
Capital Investment (DDGM)	$6.8 to $8.0 million (Sustaining Capital) $2.0 to $3.0 million (Sustaining Capitalized Exploration) $0.5 to $0.8 million (Non-Sustaining Capitalized Exploration)
Exploration Investment (DDGM)	$2.0 to $3.5 million (Non-Sustaining Exploration Expense)
Back Forty Investment	$0.7 to $0.9 million
General & Administrative Expense	$5.0 to $6.0 million, excluding Stock-based-Compensation

(1)	Calculations of cost after co-product credits per gold equivalent ounce and all-in sustaining cost after co-product credits per AuEq ounce are non-GAAP financial measures. Please see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures in the Annual Report for a complete reconciliation of the non-GAAP measures to U.S. GAAP.
(2)	Co-product credits directly impact the Cash Costs and All-in Sustaining Costs per AuEq ounce calculation. Guidance is based on 3,630 tonnes of lead sold at a $0.95 per pound metal price, 1,007 tonnes of copper sold at a $3.80 per pound metal prices and 10,174 tonnes of zinc sold at a $1.15 per pound metal price.

About GRC

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico, and to develop the Back Forty Project in Michigan, USA. For more information, please visit GRC’s website, located at www.goldresourcecorp.com, and read the Company’s Form 10-K for an understanding of the risk factors associated with its business.

Q4 2023 Conference Call

The Company will host a conference call on Thursday, March 14, 2024, at 10:00 p.m. Eastern Time. Our 2023 Form 10-K will be filed at a future date, no later than April 1,2024, once our External Audit Firm, BDO USA, P.C., completes their audit procedures.

The conference call will be recorded and posted to the Company’s website later in the day following the conclusion of the call. Following prepared remarks, Allen Palmiere, President and Chief Executive Officer, Alberto Reyes, Chief Operating Officer, and Chet Holyoak, Chief Financial Officer, will host a live question and answer (Q&A) session. There are two ways to join the conference call.

To join the conference via webcast, please click on the following link:

https://onlinexperiences.com/Launch/QReg/ShowUUID=F24608AC-00ED-4198-B37C-E83FCE95DDEB

To join the call via telephone, please use the following dial-in details:

Participant Toll Free:	+1 (888) 886-7786
International:	+1 (416) 764-8658
Conference ID:	34193701

Please connect to the conference call at least 10 minutes prior to the start time using one of the connection options listed above.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "seek," "believe," "estimate," "predict," "potential," "continue," "contemplate," "possible," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. They are not historical facts, nor are they guarantees of future performance. Any express or implied statements contained in this announcement that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements regarding the timing and scope of a process to explore strategic alternatives for the Company, including a potential sale of the Company. It is possible that the Company’s actual results, financial condition, and developments may differ, possibly materially, from the anticipated results, developments, and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation: whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with suppliers, employees, shareholders, and other business relationships, and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; and the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual report on Form 10-K for the year ended December 31, 2022, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

For further information, please contact:

Chet Holyoak

Chief Financial Officer

Chet.holyoak@grc-usa.com

www.GoldResourceCorp.com